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                                                                  EXHIBIT 4.52


                               TWENTIETH AMENDMENT
                               TO CREDIT AGREEMENT

           THIS TWENTIETH AMENDMENT TO CREDIT AGREEMENT, dated as of January 31, 1998 (the "TWENTIETH Amendment"), is among Court Square Capital Limited (formerly known as Citicorp Capital Investors Ltd.) (the "Lender") and Consolidated Furniture Corporation (formerly known as Mohasco Corporation)("Consolidated"), Futorian Furnishings, Inc. (formerly known as Mohasco Upholstered Furniture Corporation, and as Furniture Comfort Corporation) (on its behalf and on behalf of each of its Stratford and Barcalounger operating units) ("Futorian"), SSC Corporation (formerly known as Super Sagless Corporation) and Choice Seats Corporation (collectively, the "Borrowers").

                                   BACKGROUND

           A. The Lender and the Borrowers are parties to a Credit Agreement dated as of September 22, 1989, as amended (the "Credit Agreement"). All capitalized terms used in this TWENTIETH Amendment and not otherwise defined herein shall have the respective meanings specified in the Credit Agreement.

           B. The Borrowers have requested that the Credit Agreement be amended as set forth herein, and the Lender has agreed, subject to the terms and conditions of this TWENTIETH Amendment, to such amendment.

                                      TERMS

              In consideration of the mutual covenants and agreements contained herein, and intending to be legally bound, the Lender and the Borrowers hereby agree as follows:

Section 1 -   Overadvance Amount.

              The definition of "Overadvance Amount" in Section 6.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                   "Overadvance Amount" means $305,000,000 during the first
              fiscal quarter of 1998 and thereafter.

Section 2 -   Covenants.

              Section 4.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

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                      SECTION 4.1 Financial Covenants of Borrowers. Borrowers
           shall not at any time:

                            4.1.1 Current Ratio. Permit the ratio of
           Consolidated Current Assets to Consolidated Current Liabilities to be less than 0.25 to 1 on the last day of any fiscal quarter.

                            4.1.2 [Intentionally Omitted.]

                            4.1.3 [Intentionally Omitted.]

                            4.1.4 [Intentionally Omitted.]

                            4.1.5 Consolidated Net Worth. Permit Consolidated Net Worth to be less than: (i) $(350,000,000) on the last day of any fiscal quarter on or prior to March 31, 1998, (ii) $(365,000,000) on the last day of the fiscal quarter ended June 30, 1998, and each fiscal quarter thereafter.

                            4.1.6 Working Capital. Permit Working Capital to be less than: (i) $(280,000,000) on the last day of any fiscal quarter on or prior to March 31, 1998, and each fiscal quarter thereafter.

                            4.1.7 Total Debt. Permit Consolidated Indebtedness to exceed (i) $375,000,000 at any time prior to March 31, 1998, (ii) $390,000,000 at any time during the period from April 1, 1998 to June 30, 1998, (iii) $405,000,000 at any time during the period from July 1, 1998 to September 30, 1998 and (iv) $420,000,000 at any time after September 30, 1998.

Section 3 - Conditions to Effectiveness. This TWENTIETH Amendment shall be effective when, and only when, the Lender shall have received counterparts of this TWENTIETH Amendment executed by each of the Borrowers and copies of such approvals, opinions or documents as the Lender may reasonably request.

Section 4 - Representations and Warranties. The Borrowers hereby jointly and severally represent and warrant to the lender that:

           (a) the execution, delivery and performance by each of the Borrowers of this TWENTIETH Amendment (i) are within each of the Borrower's respective corporate powers, (ii) have been duly authorized by all necessary corporate actions of each of the Borrowers and (iii) do not and will not (X) violate any requirement of law, (Y) conflict with or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, lease, agreement or other instrument binding on or affecting any of the Borrowers; or (Z) require the consent or approval of, authorization by or notice to or filing or registration with any governmental authority or other


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person other than those which have been obtained and copies of which have been delivered to the Lender, each of which is in full force and effect; and

           (b) that, after giving effect to this TWENTIETH Amendment, all the representations and warranties of the Borrowers contained in the Credit Agreement shall be true and correct in all material respects.

Section 6 - Miscellaneous.

           (a) The Credit Agreement, as amended hereby, shall be binding upon and shall inure to the benefit of the Lender and the Borrowers and their respective successors and assigns.

           (b) This TWENTIETH Amendment may be executed in any number of counterparts, each counterpart constituting an original but altogether one and the same instrument and contract.

           (c) This TWENTIETH Amendment shall be construed in connection with and as part of the Credit Agreement, and all terms, conditions and covenants contained in the Credit Agreement except as herein modified shall remain in full force and effect.

           (d) Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this TWENTIETH Amendment may refer to the "Credit Agreement dated as of September 22, 1989" without making specific reference to the TWENTIETH Amendment, but nevertheless all such references shall be deemed to include this TWENTIETH Amendment unless the context shall otherwise require.

           (e) This TWENTIETH Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

                            [SIGNATURE PAGES FOLLOW]


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           IN WITNESS WHEREOF, the Lender and the Borrowers have caused this instrument to be executed and delivered by their duly authorized officers as of the date and year first above written.

                                 COURT SQUARE CAPITAL LIMITED

                                 By: /S/ M. SALEEM MUQADDAM
                                    ----------------------------------------
                                     M. Saleem Muqaddam
                                     Vice President

                                 CONSOLIDATED FURNITURE CORPORATION
                                 By:
                                    ----------------------------------------
                                      John B. Sganga
                                      Executive Vice President,
                                      Chief Financial Officer,
                                      Secretary, Treasurer and
                                      Controller

                                 FUTORIAN FURNISHINGS, INC.

                                 By:
                                    ----------------------------------------
                                      John B. Sganga
                                      Vice President, Treasurer and
                                      Secretary

                                 SSC CORPORATION

                                 By:
                                    ----------------------------------------
                                      John B. Sganga
                                      Vice President, Treasurer and
                                      Secretary

                                 CHOICE SEATS CORPORATION

                                 By:
                                    ----------------------------------------
                                      John B. Sganga
                                      Treasurer, Vice President and
                                      Secretary


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